================================================================================




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                Amendment No. 2
                              to Current Report on
                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): AUGUST 27, 2001



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)




           DELAWARE                     1-3473                  95-0862768
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



                    300 CONCORD PLAZA DRIVE                     78216-6999
                      SAN ANTONIO, TEXAS                        (Zip Code)
            (Address of principal executive offices)





       Registrant's telephone number, including area code: (210) 828-8484



================================================================================

         The undersigned hereby amends and restates Appendix B contained in
Item 7 of its Current Report on Form 8-K, as amended by Amendment No. 1 thereto, in its entirety to read as set forth in Appendix B attached hereto. In addition, the undersigned reports certain related events in Item 5 hereof and files certain additional exhibits in Item 7(c) hereof.

ITEM 5. OTHER EVENTS

         On November 1, 2001, the Company closed on the purchase from BP p.l.c. of the North Dakota-based, common-carrier crude oil pipeline and gathering system that is the primary crude supply source for the Company's Mandan, North Dakota refinery, which the Company acquired from BP on September 6, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)      Pro forma financial information.

         The pro forma financial information is amended as included in Appendix B hereto and incorporated herein by reference:

         PRO FORMA FINANCIAL STATEMENTS

         Unaudited Pro Forma Combined Condensed
            Balance Sheet as of June 30, 2001 ...........................  B-2

         Unaudited Pro Forma Combined Condensed Statement of
            Operations for the Year Ended December 31, 2000 .............  B-4

         Unaudited Pro Forma Combined Condensed Statement of
            Operations for the Six Months Ended June 30, 2001 ...........  B-5

         (c)      Exhibits.

                  10.1 $1,000,000,000 Credit Agreement (the "Credit Agreement"), dated as of September 6, 2001, among the Company and Lehman Brothers Inc. (arranger), Lehman Commercial Paper Inc. (the syndication agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other entities.

                  10.2 Guarantee and Collateral Agreement, dated as of September 6, 2001, made by Tesoro Petroleum Corporation in favor of Bank One, NA, as Administrative Agent.

                  10.3 First Amendment, dated as of October 16, 2001, to the Credit Agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    November 5, 2001


                                            TESORO PETROLEUM CORPORATION




                                            By:     /s/ JAMES C. REED, JR.
                                               --------------------------------
                                                      James C. Reed, Jr.
                                                   Executive Vice President,
                                                General Counsel and Secretary

                                   APPENDIX B


         PRO FORMA FINANCIAL STATEMENTS

         Unaudited Pro Forma Combined Condensed
            Balance Sheet as of June 30, 2001 ...........................  B-2

         Unaudited Pro Forma Combined Condensed Statement of
            Operations for the Year Ended December 31, 2000 .............  B-4

         Unaudited Pro Forma Combined Condensed Statement of
            Operations for the Six Months Ended June 30, 2001 ...........  B-5


                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition of two refineries in North Dakota and Utah and related storage, distribution and retail assets from certain affiliates of BP p.l.c. and the acquisition of the North Dakota crude oil pipeline system (together "the Acquisitions") and the recent financing of the Company's new senior secured credit facility, as amended, to fund the Acquisitions
(together "the Transactions").

     These unaudited pro forma combined condensed statements have been prepared from, and should be read in conjunction with, the historical Consolidated Financial Statements of Tesoro Petroleum Corporation filed on the Company's Form 10-K for the year December 31, 2000 and Form 10-Q for June 30, 2001 and the Financial Statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included in Appendix A to Amendment No. 1 to this Current Report on Form 8-K/A.

     The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transactions, and the conversion of our Premium Income Equity Securities ("PIES(SM)") into shares of our common stock on July 1, 2001 as if each had occurred on June 30, 2001. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the six months ended June 30, 2001, give effect to the Transactions and the conversion of our PIES(SM) into shares of our common stock on July 1, 2001 as if each had occurred on January 1, 2000. The Acquisitions are being accounted for using the purchase method of accounting. The estimates of the fair value of the acquired assets and liabilities, and related estimated useful lives of various intangible assets are based on valuations that are preliminary. These valuations will likely be updated with respect to property, plant and equipment, intangible assets and certain assumed liabilities, and will likely change from the amounts shown. The unaudited pro forma combined condensed financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Acquisitions taken place as of the date or for the periods presented. The Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of Tesoro and the Acquisitions.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 2001

                                                        HISTORICAL                 PRO FORMA
                                                  -----------------------   ------------------------
                                                   TESORO    ACQUISITIONS   ADJUSTMENTS     COMBINED
                                                  --------   ------------   -----------     --------
                                                                (DOLLARS IN MILLIONS)
                                               ASSETS


Current Assets:
  Cash and cash equivalents.....................  $    1.9      $   --        $    --       $    1.9
  Receivables...................................     340.5        56.5          (56.5)(a)      340.5
  Inventories...................................     307.8        39.8           85.5 (b)      433.1
  Prepayments and other.........................       8.2         2.5           (2.5)(a)        8.2
                                                  --------      ------        -------       --------
          Total Current Assets..................     658.4        98.8           26.5          783.7
                                                  --------      ------        -------       --------
Property, Plant and Equipment:
  Refining and Marketing........................   1,065.8       571.5           (7.2)(c)    1,630.1
  Marine Services...............................      51.2          --             --           51.2
  Corporate.....................................      29.3          --             --           29.3
                                                  --------      ------        -------       --------
                                                   1,146.3       571.5           (7.2)       1,710.6
  Less accumulated depreciation and
     amortization...............................     305.6       311.6         (311.6)(c)      305.6
                                                  --------      ------        -------       --------
  Net Property, Plant and Equipment.............     840.7       259.9          304.4        1,405.0

Goodwill........................................      61.9          --           53.3 (d)      115.2

Other Assets....................................      67.9         6.5           (6.5)(a)      177.4
                                                                                 20.6 (e)
                                                                                 77.6 (f)
                                                                                 11.3 (g)
                                                  --------      ------        -------       --------
          Total Assets..........................  $1,628.9      $365.2        $ 487.2       $2,481.3
                                                  ========      ======        =======       ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
  Accounts payable..............................  $  265.2      $111.4        $(111.4)(a)   $  265.2
  Accrued liabilities...........................      86.1        17.8          (15.3)(h)       88.6
  Current maturities of debt and other
     obligations................................       3.7          --           15.4 (i)       19.1
                                                  --------      ------        -------       --------
          Total Current Liabilities.............     355.0       129.2         (111.3)         372.9
                                                  --------      ------        -------       --------
Deferred Income Taxes...........................     120.7        42.0          (42.0)(a)      120.7
Other Liabilities...............................      78.5        10.5           20.4 (h)      109.4
Debt and Other Obligations......................     352.6          --          804.1 (i)    1,156.7
Parent Company Investment.......................        --       183.5         (183.5)(j)         --
Stockholders' Equity:
  Preferred stock...............................     165.0          --         (165.0)(k)         --
  Common stock..................................       5.4          --            1.7 (k)        7.1
  Additional paid-in capital....................     285.2          --          163.3 (k)      448.5
  Retained earnings.............................     285.1          --           (0.5)(e)      284.6
  Treasury stock................................     (18.6)         --             --          (18.6)
                                                  --------      ------        -------       --------
          Total Stockholders' Equity............     722.1          --           (0.5)         721.6
                                                  --------      ------        -------       --------
          Total Liabilities and Stockholders'
            Equity..............................  $1,628.9      $365.2        $ 487.2       $2,481.3
                                                  ========      ======        =======       ========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 2001

(a) Represents an adjustment to exclude certain assets and liabilities of BP that we did not acquire in connection with the Acquisitions, including cash, receivables, prepayments and other assets, accounts payable and deferred income taxes.

(b) Represents an adjustment of refined products inventories to net realizable value, less an allowance for a normal selling margin, and of raw materials inventories to replacement cost. The inventory acquired included $119.2 million of crude oil, other feedstocks and refined products (including $34.0 million for inventories acquired subject to the agreement referenced in footnote (i) below) and $6.1 million of materials and supplies.

(c) Represents an adjustment of acquired property, plant and equipment from book value to fair market value.

(d) Represents goodwill, which is the excess purchase price over the fair market value of net assets acquired.

(e) Represents an adjustment to record debt issuance costs associated with the new senior secured credit facility totaling $21.4 million net of the writeoff of debt issuance costs of $0.8 million ($0.5 million net of tax) related to our prior credit facility.

(f) Represents an adjustment to record intangible assets recorded in connection with the Acquisitions including jobber agreements, permits and plans, refinery technology, customer contracts and non-contractual customer arrangements.

(g) Represents an adjustment to conform the accounting policy for refinery maintenance turnaround costs to Tesoro's policy. BP expensed refinery maintenance turnaround costs as incurred while Tesoro's policy is to defer the costs and amortize them on a straight line basis over the expected periods of benefit.

(h) Represents an adjustment for certain employee benefit and environmental liabilities we assumed in connection with the Acquisitions.


(i) Represents an adjustment of $819.5 million to aggregate borrowings to finance the Acquisitions, to finance our existing indebtedness and to pay related fees, expenses and debt issuance costs as follows:

Cash purchase price (including direct costs of
  acquisition)..............................................  $764.1
Inventories acquired subject to an agreement*...............    34.0
Debt issuance costs.........................................    21.4
                                                              ------
                                                              $819.5
                                                              ======

---------------

          * In connection with the Acquisitions, we acquired certain refined product inventories at the North Dakota refinery subject to an agreement. Under this agreement, instead of paying cash for these inventories, we agreed to deliver an equal amount of refined products to BP.

(j)  Represents the elimination of historical equity related to the BP assets.

(k) Represents an adjustment for the conversion of our Premium Income Equity Securities ("PIES(SM)") into shares of our common stock on July 1, 2001.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                        HISTORICAL                  PRO FORMA
                                                --------------------------   -----------------------
                                                 TESORO     ACQUISITIONS     ADJUSTMENTS    COMBINED
                                                --------   ---------------   -----------    --------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Refining and Marketing......................  $4,917.6      $1,483.8(a)      $   --       $6,401.4
  Marine Services.............................     186.8            --             --          186.8
                                                --------      --------         ------       --------
          Total Revenues......................   5,104.4       1,483.8             --        6,588.2
                                                --------      --------         ------       --------
Cost of Sales and Operating Expenses:
  Refining and Marketing......................   4,688.1       1,368.2           (0.9)(b)    6,055.4
  Marine Services.............................     173.7            --             --          173.7
  Depreciation and amortization...............      43.1          23.2           (3.0)(c)       68.1
                                                                                  4.8 (d)
                                                --------      --------         ------       --------
          Total Costs of Sales and Operating
            Expenses..........................   4,904.9       1,391.4            0.9        6,297.2
                                                --------      --------         ------       --------
Segment Operating Profit......................     199.5          92.4           (0.9)         291.0
General and Administrative....................     (40.3)           --             --          (40.3)
Interest and Financing Costs, Net of
  Capitalized Interest........................     (32.7)           --          (54.7)(e)      (90.7)
                                                                                 (3.3)(f)
Interest Income...............................       2.8            --             --            2.8
Other Expenses................................      (5.8)           --             --           (5.8)
                                                --------      --------         ------       --------
Earnings Before Income Taxes..................     123.5          92.4          (58.9)         157.0
Income Tax Provision..........................      50.2          35.9          (22.4)(g)       63.7
                                                --------      --------         ------       --------
Net Earnings..................................      73.3          56.5          (36.5)          93.3
Preferred Dividend Requirements...............     (12.0)           --           12.0 (h)         --
                                                --------      --------         ------       --------
Net Earnings Applicable to Common Stock.......  $   61.3      $   56.5         $(24.5)      $   93.3
                                                ========      ========         ======       ========
Earnings Per Share
  Basic ......................................  $   1.96                                    $   2.24
                                                ========                                    ========
  Diluted ....................................  $   1.75                                    $   2.23
                                                ========                                    ========
Weighted Average Common Shares - Basic(h) ....      31.2                                        41.6
                                                ========                                    ========
Weighted Average Common Shares and
 Potentially Dilutive Common
 Shares - Diluted ............................      41.8                                        41.8
                                                ========                                    ========

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                         HISTORICAL                 PRO FORMA
                                                   -----------------------   -----------------------
                                                    TESORO    ACQUISITIONS   ADJUSTMENTS    COMBINED
                                                   --------   ------------   -----------    --------
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Refining and Marketing.........................  $2,433.1      $725.7(a)     $   --       $3,158.8
  Marine Services................................      93.8          --            --           93.8
                                                   --------      ------        ------       --------
          Total Revenues.........................   2,526.9       725.7            --        3,252.6
                                                   --------      ------        ------       --------
Costs of Sales and Operating Expenses:
  Refining and Marketing.........................   2,295.4       636.8          (6.1)(b)    2,926.1
  Marine Services................................      86.4          --            --           86.4
  Depreciation and amortization..................      21.6        11.2          (1.1)(c)       34.1
                                                                                  2.4 (d)
                                                   --------      ------        ------       --------
          Total Costs of Sales and Operating
            Expenses.............................   2,403.4       648.0          (4.8)       3,046.6
                                                   --------      ------        ------       --------
Segment Operating Profit.........................     123.5        77.7           4.8          206.0
General and Administrative.......................     (21.3)         --            --          (21.3)
Interest and Financing Costs, Net of Capitalized
  Interest.......................................     (14.1)         --         (28.1)(e)      (43.4)
                                                                                 (1.2)(f)
Interest Income..................................       0.5          --            --            0.5
Other Expenses...................................      (3.1)         --            --           (3.1)
                                                   --------      ------        ------       --------
Earnings Before Income Taxes.....................      85.5        77.7         (24.5)         138.7
Income Tax Provision.............................      34.3        30.5          (9.3)(g)       55.5
                                                   --------      ------        ------       --------
Net Earnings.....................................      51.2        47.2         (15.2)          83.2
Preferred Dividend Requirements..................      (6.0)         --           6.0 (h)         --
                                                   --------      ------        ------       --------
Net Earnings Available to Common Stock...........  $   45.2      $ 47.2        $ (9.2)      $   83.2
                                                   ========      ======        ======       ========
Earnings Per Share
  Basic..........................................  $   1.46                                 $   2.01
                                                   ========                                 ========
  Diluted........................................  $   1.22                                 $   1.98
                                                   ========                                 ========

Weighted Average Common Shares -- Basic(h).......      31.0                                     41.4
                                                   ========                                 ========
Weighted Average Common Shares and Potentially
  Dilutive Common Shares -- Diluted..............      42.0                                     42.0
                                                   ========                                 ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS
  FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE SIX MONTHS ENDED JUNE 30, 2001

(a) In connection with the Acquisitions, we entered into certain offtake agreements with BP to provide us with a distribution channel for a portion of our refined products we produce at these refineries. The offtake agreements commit approximately 37,220 bpd of refined products for a period ranging from three to five years. Historically, BP has sold these volumes through its distribution network, which included retail stations and jobbers. The product sales prices that we will receive under the offtake agreements may be less than BP historically had realized. A change in product sales price of 1 cent per gallon would have resulted in a decrease in revenues of $5.7 million for the year ended December 31, 2000 and $2.8 million for the six months ended June 30, 2001, and a decrease in net earnings of $3.4 million for the year ended December 31, 2000 and $1.7 million for the six months ended June 30, 2001.

(b) Represents an adjustment to conform the accounting policy for refinery maintenance turnaround costs to that of Tesoro's policy.

(c) Represents an adjustment in depreciation expense due to the change in property, plant and equipment from book value to fair value related to the Acquisitions. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for refinery assets, 22 years for pipeline assets and 16 years for terminals and retail assets.

(d) Represents the amortization of various intangible assets related to the Acquisitions over their estimated useful lives. The lives are 20 years for jobber networks, 15 to 28 years for permits and plans, 28 years for refinery technology, 5 years for refinery software and 10 years for customer contracts and non-contractual customer arrangements.

(e) Represents additional interest under our new senior secured credit facility, offset by a decrease in interest related to our prior credit facility.

(f) Represents the amortization of debt issuance costs related to our new senior secured credit facility less the amortization of debt issuance costs related to our prior credit facility.

(g) Represents the tax effect of the adjustments above at a combined statutory tax rate of 38%.

(h) Represents the elimination of the preferred dividend requirements upon conversion of our PIES(SM) into shares of our common stock on July 1, 2001. The increased number of shares of common stock is reflected in the pro forma weighted average common shares used in the computation of Earnings Per Share -- Basic.

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------
    10.1                   $1,000,000,000 Credit Agreement (the "Credit
                           Agreement"), dated as of September 6, 2001, among the
                           Company and Lehman Brothers Inc. (arranger), Lehman
                           Commercial Paper Inc. (the syndication agent), Bank
                           One, NA (the administrative agent) and a syndicate of
                           banks, financial institutions and other entities.

    10.2 Guarantee and Collateral Agreement, dated as of September 6, 2001, made by Tesoro Petroleum
                           Corporation in favor of Bank One, NA, as Administrative Agent.

    10.3                   First Amendment, dated as of October 16, 2001, to the
                           Credit Agreement.